Consent of Independent Registered Public Accounting Firm We consent to the use of our reports dated February 28, 2024, with respect to the consolidated financial statements of APi Group Corporation, and the effectiveness of internal control over financial reporting, incorporated herein by reference. Minneapolis, Minnesota August 1, 2024